SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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HOUSTON AMERICAN ENERGY CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

April 27, 2009

Dear Stockholder:

We cordially invite you to attend our 2009 annual meeting of stockholders, which will be held at 10:00 a.m. on Tuesday, June 9, 2009 at the Houston Club, which is located at 811 Rusk Avenue, Houston, Texas 77002.

At this year’s annual meeting, the agenda will include the election of 1 Class B director, the ratification of the selection of our independent registered public accounting firm for fiscal 2009 and the transaction of such other business as may properly come before the meeting or any adjournment thereof. Please refer to the enclosed proxy statement for detailed information on the proposal and other important information about Houston American Energy.

We hope you will be able to attend the annual meeting, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please complete, sign and return your proxy, or vote by telephone or via the Internet according to the instructions on the proxy card, so that your shares will be voted at the annual meeting.

Sincerely,

JOHN TERWILLIGER

Chairman of the Board

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

June 9, 2009

Dear Stockholder:

The annual meeting of stockholders of Houston American Energy Corp. will be held at 10:00 a.m. on Tuesday, June 9, 2009, at the Houston Club, which is located at 811 Rusk Avenue, Houston, Texas 77002. The purpose of the annual meeting is to:

1. Elect one Class B director to hold office for the next three years.

2. Ratify the selection of GBH CPAs, PC as our independent registered public accounting firm for the 2009 fiscal year.

3. Transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 20, 2009 will be entitled to vote at the annual meeting and any and all adjourned sessions thereof. Our stock transfer books will remain open.

To ensure that your vote is recorded promptly, please vote as soon as possible. If you are a stockholder of record, please complete, sign and mail the proxy card in the enclosed postage-paid envelope. If your shares are held in “street name”, that is held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

JOHN TERWILLIGER

Chairman

Houston, Texas

April 27, 2009

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

PROXY STATEMENT

Our board of directors is soliciting your proxy for the annual meeting of stockholders to be held at the Houston Club, which is located at 811 Rusk Avenue, Houston, Texas 77002, on Tuesday, June 9, 2009 at 10:00 a.m. and at any and all adjourned sessions of the annual meeting.

We are mailing our annual report for the fiscal year ended December 31, 2008, to our stockholders with this notice and proxy statement (including the form of proxy) on or about April 27, 2009.

Record Date and Quorum Requirements

Only stockholders of record at the close of business on April 20, 2009 will be entitled to vote at the annual meeting. The majority of the shares of common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy to have a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy (including shares which abstain, withhold the vote or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists for a matter presented at the annual meeting. At the close of business on April 20, 2009, we had 28,000,772 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote.

Voting Your Shares and Votes Required

Your vote is very important. If you do not vote your shares, you will not have an impact with respect to the issues to be voted on at this annual meeting. In addition, banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals.

In order to be elected as directors, each of the nominees for director must receive a plurality of the votes cast at the annual meeting. Approval of the ratification of the selection of GBH CPAs, PC as our independent registered public accounting firm for the 2009 fiscal year will require the affirmative vote of a majority of the shares of common stock present or represented by proxy at the annual meeting.

Shares that abstain from voting on a particular proposal, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular proposal, will not be counted as votes “in favor” of such proposal, and will also not be counted as votes cast or shares voting on that proposal. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a proposal that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a proposal. However, abstentions are considered to be present or represented in determining whether a quorum exists on a given matter.

Submitting Your Proxy

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of the director nominee; and

•	FOR the ratification of the selection of GBH CPAs, PC as our registered public accounting firm.

To ensure that your vote is recorded promptly, please vote as soon as possible. To vote by proxy, please complete, sign and mail the proxy card in the enclosed postage-paid envelope.

Stockholders that attend the annual meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in “street name” and you want to attend the annual meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on the record date. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the annual meeting.

Revoking or Changing Your Proxy

You may revoke or change your proxy at any time before it is voted. For a stockholder “of record”, meaning one whose shares are registered in his or her own name, to revoke or change a proxy, the stockholder may follow one of the procedures listed below.

•	submit another properly signed proxy, which bears a later date;

•	deliver a written revocation to our corporate secretary; or

•	attend the annual meeting or any adjourned session thereof and vote in person.

If you are a beneficial owner of our common stock, and not the stockholder of record (for example your common stock is registered in “street name” with a brokerage firm), you must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke or change a proxy. You should contact the stockholder of record directly for more information on these procedures.

Other Information

We will bear the expense of soliciting proxies. Our officers and certain other employees, without additional remuneration, may solicit proxies personally or by telephone, e-mail or other means.

Our Annual Report on Form 10-K for the year ended December 31, 2008, which is not part of the proxy soliciting materials, is included with this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of common stock beneficially owned as of April 15, 2009 by:

•	each person or group known by us to beneficially own more than 5% of our outstanding common stock;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation” below; and

•	all of our current directors and executive officers of the company as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of April 15, 2009 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after April 15, 2009 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of April 15, 2009, there were 28,000,772 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
John Terwilliger(1)*	8,766,186	(2)	31.1%
O. Lee Tawes(3)*	3,400,377	(4)	12.1%
Northeast Securities, Inc.(3)	2,522,700	(5)	9.0%
Edwin Broun III*	1,035,000	(6)	3.7%
Jay Jacobs	263,900	(7)	†
Stephen Hartzell*	86,000	(8)	†
John Boylan*	20,000	(9)	†
All current directors and executive officers as a group (6 persons)	13,245,863	(10)	46.5%

*	Director of our company
†	Less than 1% of the shares of total common stock outstanding as of April 15, 2009.
(1)	Address is care of Houston American Energy Corp., 801 Travis St., Suite 1425, Houston, Texas 77002.
(2)	Includes 150,000 stock options that may be exercised within 60 days of April 15, 2009.
(3)	Address is care of Northeast Securities, Inc., 100 Wall Street, New York, New York 10005.
(4)	Includes 119,314 shares owned by Mr. Tawes’ spouse and 33,333 stock options that may be exercised within 60 days of April 15, 2009. 3,117,010 of the shares held by Mr. Tawes are pledged as security.
(5)	Based upon information regarding Houston American Energy Corp. holdings reported on a Schedule 13G filed with the SEC on January 26, 2007. Northeast Securities, Inc. reports that it has the shared power to dispose of or to direct the disposition of, and limited power to vote, all 2,522,700 shares reported as beneficially owned by it. Shares indicated as beneficially owned include shares held by, or for the benefit of, certain officers, directors and employees and unrelated clients of Northeast Securities, Inc.
(6)	Includes 5,000 shares owned by Mr. Broun’s spouse and 30,000 stock options that may be exercised within 60 days of April 15, 2009.
(7)	Includes 250,000 stock options that may be exercised within 60 days of April 15, 2009.
(8)	Includes 30,000 stock options that may be exercised within 60 days of April 15, 2009.
(9)	Includes 20,000 stock options that may be exercised within 60 days of April 15, 2009.
(10)	Includes 513,333 stock options that may be exercised within 60 days of April 15, 2009. 3,117,010 of the shares held by directors and executive officers are pledged as security.

PROPOSAL 1

ELECTION OF DIRECTORS

Our restated articles of organization and amended and restated by-laws, each as amended to date, provide for the classification of our board into three classes, as nearly equal in number as possible. The Class A, Class B and Class C directors are currently serving until the annual meeting of stockholders that will be held in 2010, 2009 and 2011, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

Our board has fixed the number of directors at five. There are currently two Class A directors, one Class B director and two Class C directors.

Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of the person named as nominee below as a Class B director for a term of three years, until the annual meeting of stockholders to be held in 2012 and until his successor is elected and qualified.

The nominee listed below is currently serving as a director and has indicated that he is willing to continue to serve, if elected. The independent directors of the board nominated the candidate for election. If the nominee should become unavailable, the persons named as proxies will vote all proxies received for a substitute nominee designated by the board, unless instructions are given to the contrary. The board has no reason to believe that the nominee will become unavailable.

In the section below, we provide the names and biographical information about the Class B nominee and each other member of the board.

There are no family relationships among any of our directors, nominees for director and executive officers.

Nominee for Election as Class B Director Continuing in Office until 2012

John Boylan Age: 42 Director Since: 2006	Mr. Boylan has served as a financial consultant to the oil and gas industry since January 2008. Mr. Boylan served as a manager of Atasca Resources, an independent oil and gas exploration and production company, from 2003 through 2007. Previously, Mr. Boylan served in various executive capacities in the energy industry, including both the exploration and production and oil services sectors. Mr. Boylan’s experience also includes work as a senior auditor for KPMG Peat Marwick and a senior associate project management consultant for Coopers & Lybrand Consulting. Mr. Boylan holds a BBA with a major in Accounting from the University of Texas and an MBA with majors in Finance, Economics and International Business from New York University. In December 2007, Mr. Boylan filed a bankruptcy petition under Chapter 7 of the United States Bankruptcy Code in Cause No. 07-38742-H3-7 in the United States District Court for the Southern District of Texas, Houston Division. The bankruptcy petition was filed in response to efforts by a creditor to collect obligations of a company of which Mr. Boylan was a prior part owner, which obligations were personally guaranteed by Mr. Boylan.

Class A Directors Continuing in Office Until 2010

Edwin Broun III Age: 56 Director Since: 2005	Mr. Broun is the owner/operator of Broun Energy, LLC, an oil and gas exploration and production company. He co-founded, and, from 1994 to 2003, was Vice President and Managing Partner of Sierra Mineral Development, L.C., an oil and gas exploration and production company. Previously, Mr. Broun was a partner and consultant in Tierra Mineral Development, L.C. and served in various petroleum engineering and management capacities with Atlantic Richfield Company, Tenneco Oil Company, ITR Petroleum, Inc. General Atlantic Resources, Inc. and West Hall Associates, Inc. Mr. Broun received his B.S. in Petroleum Engineering from the University of Texas and an M.S. in Engineering Management from the University of Alaska.

Stephen Hartzell Age: 55 Director Since: 2005	Since 2003, Mr. Hartzell has been an owner operator of Southern Star Exploration, LLC, an independent oil and gas company. From 1986 to 2003, Mr. Hartzell served as an independent consulting geologist. From 1978 to 1986, Mr. Hartzell served as a petroleum geologist, division geologist and senior geologist with Amoco Production Company, Tesoro Petroleum Corporation, Moore McCormack Energy and American Hunter Exploration. Mr. Hartzell received his B.S. in Geology from Western Illinois University and an M.S. in Geology from Northern Illinois University.

Class C Directors Continuing in Office Until 2011

O. Lee Tawes III Age: 61 Director Since: 2005	Mr. Tawes is Executive Vice President and Head of Investment Banking, and a Director at Northeast Securities Inc. Prior to joining Northeast Securities, Mr. Tawes held management and research analyst positions with C.E. Unterberg, Towbin, Oppenheimer & Co. Inc., CIBC World Markets and Goldman Sachs & Co. from 1972 to 2001. Mr. Tawes has served as a Director of Baywood International, Inc. since 2001 and of GSE Systems, Inc. since 2006. Mr. Tawes is a graduate of Princeton University and received his MBA from Darden School at the University of Virginia.

John Terwilliger Age: 61 Director Since: 2001	Mr. Terwilliger has served as our Chairman, Chief Executive Officer, President and a director since our inception in April 2001.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEE TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL 1.

In considering your vote with respect to the election directors pursuant to Proposal 1, you should consider the discussions of “Executive Compensation” and “Corporate Governance” and the other discussions contained in this Proxy Statement.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board, on the recommendation of the audit committee, has selected the firm of GBH CPAs, PC as our registered public accounting firm for fiscal 2009. GBH CPAs, PC has served as our registered public accounting firm since January 2009. Although stockholder approval of the board’s selection of GBH CPAs, PC is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the board will reconsider its selection of GBH CPAs, PC.

Representatives of GBH CPAs, PC are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF GBH CPAs, PC AS OUR REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

In considering your vote with respect to the ratification of our selection of GBH CPAs, PC as our registered public accounting firm pursuant to Proposal 2, you should consider the discussion of “Relationship with Independent Registered Public Accounting Firm” and the other discussions contained in this Proxy Statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Operations and Executive Compensation During 2008

Our operations are focused on making strategic investments in oil and natural gas properties in which we invest alongside larger partners and operators or receive carried interests for sourcing opportunities or assembling prospects and partners. The relative success of our operations is largely a function of the direct efforts of our senior management team in identifying attractive opportunities and suitable partnerships to develop oil and natural gas properties. Because we do not operate oil and natural gas properties, our focus is on identification of prospects and partners and control of costs. To that end, we operate with a minimal employee base, principally comprised of our senior management team, specifically, our chief executive officer and our chief financial officer, who carry out substantially all of the key functions of our company.

The compensation of our executive officers during 2008 reflected our objectives set forth above, the success or failure of which is directly tied to the performance of our executive officers, and the following events and/or developments:

•

during 2007, the compensation committee, with input from Deloitte Consulting LLP, performed an analysis of the compensation of our chief executive officer and chief financial officer relative to industry competitors with similar market capitalizations and revenues and, based on that analysis, the compensation committee fixed base salary and stock based compensation of our chief executive officer and chief financial officer at levels that continued into 2008;

•

in mid-2008, the compensation committee determined to increase the base salary of our chief financial officer by 10%, which remained at a level approximating the 50th percentile among the pool of comparable companies evaluated in fixing compensation in 2007, while maintaining the base salary of our chief executive officer at the level fixed in 2007;

•

during the first half of 2008 we achieved record revenues and profitability and realized a gain of approximately $7.6 million from the sale of our interest in the Caracara prospect in Columbia, representing, in the view of the compensation committee, the ultimate measure of the success of the efforts of our management team, particularly our chief executive officer, in indentifying attractive prospects and partners;

•

as a result of the realization of the extraordinary profits from the Caracara sale, the compensation committee deemed it appropriate to recognize the direct efforts of our senior management team by paying a bonus tied to the proceeds of that sale, with bonuses totaling $750,000, or 6.5% of the proceeds from the Caracara sale, being approved to be paid in cash to our senior management team; and

•

in mid-2008, our management team initiated discussions with the compensation committee regarding their perceived lack of adequate equity based incentive to drive additional value for the company and suggested that substantial option grants be made to both our chief executive officer and our chief financial officer. After considering the company’s lack of ability to source, evaluate and consummate new property acquisitions or investments absent the management team, in particular, our chief executive officer, the compensation committee determined to grant stock options to our chief executive officer and our chief financial officer at levels that would create adequate incentive for continued performance and with specific prohibitions on new grants to our chief executive officer for a three year period and six- and three-year vesting for the grants to our chief executive officer and chief financial officer, respectively.

The foregoing actions by the compensation committee reflect the overall objective of maintaining base salary structures that are competitive with the 50th percentile of our competitor peer group while rewarding future realization of value through equity grants in the form of options and performance and event driven cash bonuses. The compensation committee believes that this approach allows the company to minimize fixed costs and retain flexibility to allow the company to adapt quickly to specific conditions and events.

Objectives and Philosophy of Compensation Program

Our compensation program is designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance by providing a competitive package through a combination of base salary, cash bonuses, equity incentives and other perquisites and benefits. Philosophically, our executive compensation program is designed to provide adequate, but not excessive, base compensation to allow our executives to focus on achieving our corporate goals without the allure of, or financial need to seek, more lucrative base pay opportunities elsewhere while making available bonus opportunities and equity participation that offer both direct rewards for recognized superior performance, at both the corporate and individual levels, and opportunities for wealth creation associated with increased shareholder value. Our philosophy reflects the unique nature of our business as a non-operator investor in oil and gas properties wherein our future growth is uniquely tied to the efforts of our management team in identifying attractive new opportunities and partners and controlling costs as opposed to applying their efforts to the development and management of operated properties. The ultimate objective of our program is to increase shareholder value by providing executives with appropriate incentives to achieve our business objectives.

We generally target paying total direct compensation commensurate with that of approximately the 50th percentile of our peer group. We believe that this competitive position is needed in order to successfully retain and motivate our current management team and attract superior talent if needed in the future.

To facilitate the formulation and monitoring of our compensation program, the compensation committee, in conjunction with the 2007 retention of Deloitte Consulting LLP, developed a list of peer companies and tracks the compensation programs of our peers as well as throughout the broader energy market.

Our list of peer companies (“Peer Companies”), which list is periodically reviewed and updated by the compensation committee, consists of other public oil and natural gas exploration and production companies against whom we compete for executive talent, including:

American Oil & Gas	Evolution Petroleum
ATP Oil & Gas	Hyperdynamics
Brigham Exploration	Panhandle Oil & Gas
Carrizo Oil & Gas	Tri Valley Corp
Endeavor International Corp	RAM Energy Resources
FX Energy	NGAS
Harken Energy	Double Eagle Petroleum
Teton Energy Corp	Cano Petroleum
Toreador Resources Corp	ISRAMCO
Warren Resources	Abraxas Petroleum
Dune Energy	Meridian Resource Corp

While we do not think it is appropriate to establish compensation based solely on benchmarking compared to our Peer Companies, we believe that this practice is useful for two reasons. First, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our shareholders. Second, benchmarking allows us to assess the reasonableness of our compensation practices. This process allows us to achieve one of our primary objectives of maintaining competitive compensation to ensure retention when justified and rewarding the achievement of company objectives so as to align with shareholder interest.

Our history has previously affected the mix of incentives offered to John Terwilliger, our chief executive officer. Mr. Terwilliger possesses substantial equity ownership in our company due to his involvement in our initial establishment and initial activities. Thus, from inception through most of fiscal year 2007, our primary incentives for Mr. Terwilliger were offered through our salary and benefits programs. During fiscal year 2007, in conjunction with our engagement of Deloitte Consulting LLP, we determined to commence the payment of bonuses and grants of equity to reward Mr. Terwilliger for achievement of corporate goals and to align his interests with our shareholders, and expect to continue to do so in the future. Our equity incentives are currently provided under our existing Houston American Energy Corp. 2008 Long-Term Incentive Plan (“2008 Long-Term Incentive Plan”).

Going forward, we will base our compensation philosophy solely on a market-competitive allocation of incentive awards. That is, although our chief executive officer owns significant equity through his own investments, we will not consider the value of those holdings when determining future awards. We will, however, consider the value of equity based awards previously made when determining future awards.

As the company grows and seeks to hire and retain additional employees, whether executives or non-executives, we intend to expand the scope of our compensation program to more specifically tailor elements of our program to motivate and reward more specific performance criteria designed to benefit overall company performance. In that regard, as circumstances of our operations dictate, we may establish more narrow goal oriented programs geared to both short and long-term performance in order to create an environment of goals, rewards and expectations. We anticipate that goals that may be rewarded will include growth of revenues, growth of operating earnings and earnings per share, growth in oil and gas reserves and other key operating metrics. Because we believe that all employees contribute to our success, we intend to develop programs that will measure and reward both individual and team performance for substantially all future employees.

Elements of our Compensation Plan and Why We Chose the Character and Amount of Each

Elements of compensation for our executives presently include salary and periodic cash bonuses and stock option grants as well as participation in broad based benefit plans available to all employees, including health, disability and life insurance.

We do not set targets for the mix of compensation among the various elements when determining compensation awards. The mix of value attributable to each of the elements of compensation is generally driven by the company’s desire to emphasize variable compensation, such as cash bonus and long-term incentives, over fixed compensation such as base salary and benefits. We believe that this approach to compensation allocation supports our culture of entrepreneurial performance.

Other than for certain perquisites and benefits that are provided to all of our executive officers, individual performance has a significant impact on determining each compensation component. Each individual executive officer’s annual performance is measured based on a thorough review of his contributions to our business results for the year and the long-term impact of the individual’s behavior and decisions.

Base Salary

We provide Messrs. Terwilliger and Jacobs (each a “Named Executive Officer” and together the “Named Executive Officers”) with an annual base salary to compensate them for services rendered during the year. Our goal is to set base salaries for our Named Executive Officers at levels that are competitive with Peer Companies for the skills, experience and requirements of similar positions in order to attract and retain top talent. We feel that this range supports competitive compensation and ensures retention. In order to ensure that each officer is appropriately compensated, the compensation committee, when setting base salaries, considers individual performance, tenure and experience and our financial performance in addition to the compensation review of the Peer Companies. The individual base salary levels are generally reviewed in conjunction with our annual meeting each May or June and are adjusted as appropriate based on an analysis of current market salary levels at the Peer Companies, individual performance and experience and our financial performance.

For fiscal year 2008, the salary of Mr. Terwilliger was fixed at the same level as in fiscal 2007, being $315,000, which was fixed based on an analysis of the Peer Companies and the objective of maintaining Mr. Terwilliger’s salary in approximately the 50% percentile of the Peer Companies. In connection with the compensation committee’s consideration of salaries in June 2008, and in line with our objective to provide competitive compensation subject to individual performance and experience, the annual salary of Mr. Jacobs was increased from $150,000 to $165,000.

Cash Bonuses

Cash bonuses are a core component of our compensation program. The compensation committee considers the cash bonuses to reward achievement of corporate objectives and to align the interests of our executive officers with our shareholders by placing a significant portion of their compensation at risk. Cash bonuses are considered annually based on overall corporate performance and individual contributions to that performance.

Because of the nature of our operations as a non-operating investor in oil and gas properties, the compensation committee believes that traditional formula or target based bonuses do not adequately reflect corporate or individual performance but tend to motivate executives to pursue opportunities that are focused on achievement of pre-determined targets which may or may not be reliable indicators of corporate and individual performance. Instead, the compensation committee has historically focused the payment of bonuses on evaluation of overall performance of the company and of individual executives with observable events reflecting the realization of extraordinary value resulting in event specific bonuses.

During fiscal year 2008, the compensation committee determined that the sale of the company’s interest in the Caracara prospect represented the ultimate measure of performance of the management team in creation of shareholder value and, in connection therewith, the compensation committee approved, and the company paid, one-time bonuses of $675,000 to John Terwilliger and $75,000 to Jay Jacobs, representing approximately 6.5% of the proceeds realized by the company on the sale of the Caracara assets.

Stock Option and Equity Incentive Programs

Our stock option program is the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard our stock option program, as well as the direct grant of stock, as a key retention tool. This is a very important factor in our determination of the terms of options granted and stock awarded, including the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option or similar stock award and the market price of our common stock, we believe that granting stock options or shares of stock is the best method of motivating the executive officers to manage our company in a manner that is consistent with the interests of our company and our stockholders.

Stock Awards. Pursuant to our compensation committee’s review of our Peer Companies and consistent with our objectives in fixing total compensation as described above, during 2007, our compensation committee approved one-time stock awards, subject to individual agreements, of 41,700 shares of common stock to our Chief Executive Officer and 13,900 shares to our Chief Financial Officer. The share awards were fixed to approximate $225,000 of value to our Chief Executive Officer and $75,000 to our Chief Financial Officer based on the price of our stock at the time the awards were approved. Under the terms of the awards, none of the shares were issuable unless and until our shareholders approved the awards, which approval was obtained during 2008. Accordingly, while the awards were approved during 2007, no shares were issued during 2007 and no compensation in that regard was reflected in our financial statements in 2007. The stock awards were made during 2008 and are reflected in our 2008 financial statements and in the summary compensation table below.

Option Awards Granted. We grant options to our executive officers and key employees at the time of hiring and, thereafter, at the time of the compensation committee’s annual review of compensation based upon prior performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. However, there is no set formula for the granting of options to individual executives or employees. During 2008, our compensation committee approved grants of ten year stock options to both our Chief Executive Officer and our Chief Financial Officer. The option grant to our Chief Executive Officer covered 900,000 shares and is subject to vesting over six years as well as a provision barring further option grants for three years. The option grant to our Chief Financial Officer covered 150,000 shares and is subject to vesting over three years.

Timing of Grants. Stock option awards to our executive officers and other key employees have, historically, been limited to the commencement of employment. In the future, we expect that stock option awards to our executive officers and key employees will typically be granted annually in conjunction with the review of the individual performance of our executive officers. This review is expected to take place at the regularly scheduled annual meeting of the compensation committee, which is expected to held in the second quarter of each year. Stock option awards are granted to our non-employee directors on their initial appointment or election and, thereafter, on the date of our annual meeting of stockholders. Grants to newly hired employees are effective on the employee’s first day of employment, and to facilitate this practice, the compensation committee may authorize the chair of the compensation committee to grant individual stock awards to non-executive employees between scheduled meetings of the compensation committee. The compensation committee has adopted as a policy a specific prohibition of timing stock option grants, and has made no stock option grants, to coordinate with the release of material non-public information in any manner designed to affect the value of executive compensation. The exercise price of all stock options is set at the prior day’s closing price of our common stock on the Nasdaq Stock Market.

Perquisites

Our executives are entitled to few benefits and, in each case, those benefits are available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees. The principal benefit we maintain for our executives is our health insurance plan that is the same for all employees.

Compensation Practices and Procedures

Our current compensation practices and procedures are intentionally simplistic at this time in recognition of the small number of employees and the company’s historic preference for minimizing cash outlays. As a result, the company has not, as yet, adopted any formal cash bonus plans or any retirement plans, instead relying on equity compensation and event specific cash bonuses as a principal element of both compensation and motivation of its executive officers. In particular, wealth creation aspects of equity have served as both an avenue for rewarding overall company performance and as a means of creating wealth accumulation.

With the growth of the company in recent years, the increase in cash resulting from capital raising and one-time asset sales and the formation of the compensation committee, it is anticipated that the compensation committee will, at its annual compensation review, adjust its compensation practices and procedures taking into consideration the history of all the elements of each executive officer’s total compensation, including reviewing compensation make-up, totals and trends over recent fiscal years and comparisons of the compensation of the executive officers with that of the executive officers in an appropriate market comparison group. The committee is expected to take into consideration the recommendations of the chief executive officer with respect to the executive officers who report to him. Such executive officers are not expected to be present at the time of these deliberations. The compensation committee may accept or adjust such recommendations. With respect to the chief executive officer, the compensation committee may consult with the chief executive officer but the chief executive officer will not be present at the time of deliberations and the compensation committee will make the sole determination of compensation.

While our current business plan of pursuing investments/alliances as a non-operating owner of oil and gas interests does not anticipate any substantial additions to our staffing, we anticipate that future hiring demands may require the company to expand the scope of its compensation practices to include the implementation of specific cash based bonus plans designed to reward short-term performance. Such bonus plan may entail the establishment by the compensation committee of target annual bonuses fixed as a percentage of base salary based on satisfaction of criteria determined by the committee. Target bonuses and performance criteria may be tailored to measure individual performance of key employees as well as overall company performance. It is anticipated that the compensation committee may retain the discretionary authority to award bonuses beyond those otherwise earned under established bonus plans.

We choose to pay each element of compensation, including compensation under any bonus plans we may adopt, in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for their balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation will be determined by or under the direction of our compensation committee, which intends to use the following factors to determine the amount of salary and other benefits to pay each executive:

•	performance against corporate and individual objectives for the previous year;

•	difficulty of achieving desired results in the coming year;

•	value of their unique skills and capabilities to support long-term performance of the company;

•	performance of their general management responsibilities; and

•	contribution as a member of the executive management team.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our development of oil and gas reserves, providing proper compliance and regulatory guidance, and helping to create a cohesive team.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation’s chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. Our compensation committee will periodically review the potential consequences of Section 162(m) and may structure future performance-based executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

Compensation Consultant

As noted above, in conjunction with the hiring of our CFO, we agreed to retain, during 2007, a compensation consultant to review and make recommendations with respect to the compensation of our CFO. During 2007, we retained Deloitte Consulting LLP to provide a survey of compensation practices for similarly situated companies and to provide broad recommendations regarding the compensation of our CEO and CFO.

While we did not retain outside compensation consultants during 2008, we may, from time to time, consult with outside compensation experts to assess our compensation policies in comparison to our competitors and to seek recommendations regarding revisions to our compensation policies.

Report of Compensation Committee

The compensation committee is responsible for discharging the responsibilities of the board with respect to the compensation of our executive officers. The compensation committee sets general performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full board for ratification.

The compensation committee is responsible for administering all of our equity-based plans. The committee may, however, authorize the chair of the compensation committee to grant individual stock awards upon the hiring of new employees between scheduled meetings of the compensation committee. The compensation committee also periodically reviews compensation and equity-based plans and makes its recommendations to the board with respect to these areas.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2008 with management. In reliance on the reviews and discussions referred to above, the compensation committee recommended to the board, and the board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2008 for filing with the SEC.

By the Compensation Committee of the Board of Directors:

John Boylan, Compensation Committee Chair

Stephen Hartzell, Compensation Committee Member

Edwin Broun III, Compensation Committee Member

Summary Compensation Table

The following table includes information concerning compensation for the three years ended December 31, 2008 for our CEO and our CFO, being our only executive officers and employees during the latest year:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John F. Terwilliger, CEO	2008	315,000	675,000	300,240	446,532	—	—	1,736,772
	2007	307,500	50,000	—	—	—	—	357,500
	2006	267,500	—	—	—	—	—	267,500

Jay Jacobs, CFO	2008	157,500	75,000	100,080	224,921	—	—	557,501
	2007	137,500	30,000	—	192,108	—	—	359,608
	2006	57,291	—	—	219,555	—	—	276,846

(1)	Includes stock awards approved during 2007 by our compensation committee and board but subject to subsequent approval by our shareholders which approval was received during 2008.
(2)	Refer to Note 5, “Stock Based Compensation,” in the Notes to Financial Statements included in the Annual Report on Form 10-K filed on March 16, 2009 for the relevant assumptions used to determine the valuation of our option awards.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the number of all unexercised options previously awarded to the named executive officers at December 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
John Terwilliger, CEO	—	900,000	(1)	—	7.20	06/01/2018
Jay Jacobs, CFO	—	150,000	(2)	—	7.20	06/01/2018
	200,000	—		—	2.98	07/05/2016

(1)	Options become exercisable in six equal installments beginning one year after the date of grant and on each of the next five anniversaries of the date of grant
(2)	Options become exercisable in three equal installments beginning one year after the date of grant and on each of the next two anniversaries of the date of grant.

Post-Employment Compensation

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Other Post-Employment Payments

All of our employees, including our executive officers, are employees-at-will and as such do not have employment contracts with us and we have no agreements, written or oral, to provide any payments to our executives or employees upon termination or a change-in-control.

DIRECTOR COMPENSATION

Director Compensation Table

The following table provides compensation information for the year ended December 31, 2008 for each member of our Board of Directors:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)(3)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John Boylan	$14,000	—	—	—	—	$14,000
Edwin Broun III	$10,000	—	—	—	—	$10,000
Stephen Hartzell	$10,000	—	—	—	—	$10,000
O. Lee Tawes III	$6,000	—	$15,113	—	—	$21,113

(1)	Mr. John Terwilliger, a director and officer of our company, has been omitted from this table since he receives no compensation for serving on our board.
(2)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments.” Refer to Note 5, “Stock Based Compensation,” in the Notes to Financial Statements included in the Annual Report on Form 10-K filed on March 16, 2009 for the relevant assumptions used to determine the valuation of our option awards.
(3)	The grant date fair value of each stock option awarded to our non-employee directors, computed in accordance with SFAS 123R, is: $15,113 for O. Lee Tawes III.
(4)	The following are the aggregate number of option awards outstanding that have been granted to each of our non-employee directors as of December 31, 2008, the last day of the 2008 fiscal year: Mr. Boylan: 20,000; Mr. Broun: 30,000; Mr. Hartzell: 30,000; and Mr. Tawes: 33,333.

Standard Director Compensation Arrangements

We compensate non-employee members of the board through a mixture of cash and equity-based compensation. Each non-employee director receives an annual retainer of $6,000, payable in quarterly installments of $1,500, for his services as a director. Each committee member receives an annual retainer of $2,000 per committee served on, payable in quarterly installments of $500 per committee. In addition, the chairman of the audit committee receives an annual retainer of $2,500 payable in quarterly installments of $625 and the chairmen of all other committees receive annual retainers of $1,500 payable in quarterly installments of $375. We also reimburse expenses incurred by non-employee directors to attend board and committee meetings.

On the date of the initial appointment or election of each non-employee director, the non-employee director receives a stock option grant to purchase 20,000 shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. On the date of each annual meeting of stockholders following initial appointment or election, each non-employee director that stands for reelection and is reelected receives an annual stock option grant to purchase 10,000 shares of our common stock at a price equal to the fair market value of our common stock on the date of grant.

Directors who are also our employees do not receive cash or equity compensation for service on the board in addition to compensation payable for their service as employees of Houston American Energy.

Ownership Guidelines

We do not presently maintain any guidelines regarding the minimum value of our stock that a non-employee director must own.

CORPORATE GOVERNANCE

The Board and Board Meetings

The board consists of five directors. During the fiscal year ended December 31, 2008, the board held a total of 4 meetings. Each director attended at least 75% of the total number of meetings of the board and at least 75% of the meetings of all committees on which he served. Our corporate governance guidelines, which were adopted in March 2007, provide that directors are expected to attend the annual meeting of stockholders. All of our directors attended our 2008 annual meeting of stockholders.

Board Independence

The board has determined that each of the directors, with the exception of Messrs. Terwilliger and Tawes, qualify as “independent” as defined by applicable Nasdaq and SEC rules. In making this determination, the board has concluded that none of these members has a relationship that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Stephen Hartzell has served as lead director since March 2007 and presides over meetings of the independent directors.

Board Committees

The board currently has, and appoints members to, two standing committees: the audit committee and the compensation committee. Each member of these committees is independent as defined by applicable Nasdaq and SEC rules. Each of the committees has a written charter approved by the board. The current members of the committees are identified below:

Director	Audit			Compensation
John Boylan	✓	(Chair	)	✓	(Chair	)
Edwin Broun III	✓			✓
Stephen Hartzell	✓			✓

Audit Committee

The audit committee is composed of three independent directors, Messrs. Boylan, Broun and Hartzell, each of whom meets the independence and financial literacy requirements as defined by applicable Nasdaq and SEC rules. The audit committee assists the board in its general oversight of our financial reporting, internal controls, legal compliance, ethics programs and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of the registered public accounting firm. The board has determined that Mr. Boylan qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC.

The audit committee acts under the terms of a written charter initially adopted in May 2006. A copy of the audit committee charter is attached to the Proxy Statement filed with the SEC on April 19, 2007. The audit committee met 4 times during the fiscal year ended December 31, 2008. For more information regarding the audit committee, please refer to the “Report of Audit Committee” beginning on page 17.

Compensation Committee

The compensation committee, which is appointed by the board, is composed of three non-employee independent directors as defined by applicable Nasdaq rules. The committee is responsible for establishing and administering the policies that govern both annual compensation and equity ownership. It reviews and approves salaries, bonus and incentive compensation, perquisites, equity compensation, and all other forms of compensation for our executive officers, including the chief executive officer. The compensation committee is also responsible for reviewing and administering our incentive compensation plans, equity incentive programs and other benefit plans. It periodically reviews and makes recommendations to the board with respect to director compensation.

The compensation committee acts under the terms of a written charter adopted in May 2006. A copy of the compensation committee charter is attached to the Proxy Statement filed with the SEC on April 19, 2007. The compensation committee held 2 meetings during the fiscal year ended December 31, 2008.

Nomination of Directors

The board of directors does not maintain a standing nominating committee. Instead, the board has adopted, by resolution, a process of nominating directors wherein nominees must be selected, or recommended for the board’s selection, by a majority of the independent directors with independence determined in accordance with Nasdaq standards. Because of the relatively small size of the board and the current demands on the independent directors, the board determined that the nomination process would best be carried out, while maintaining the independence of the nominating process, by drawing upon the resources of all board members with the requirement that nominates be selected by a majority of the independent directors.

In the event of a vacancy on the board, the process followed by the independent directors in nominating and evaluating director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the independent directors apply criteria adopted by the board. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. No specific weights are assigned to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the board to fulfill its responsibilities.

The board may utilize the services of a search firm to help identify candidates for director who meet the qualifications outlined above.

Stockholders may recommend individuals to the independent directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Independent Directors, c/o Corporate Secretary, Houston American Energy Corporation, 801 Travis St., Suite 1425, Houston, Texas 77002. Assuming that appropriate biographical and background material has been provided on a timely basis, the stockholder-recommended candidates will be evaluated by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our board or others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the board, by following the procedures set forth under “Deadline for Submission of Stockholder Proposals for the 2010 Annual Meeting” on page 19. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next annual meeting.

Communicating with the Independent Directors

Our board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our lead director, Mr. Hartzell, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director, with the assistance of our counsel, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Houston American Energy Corporation, Board of Directors, c/o Corporate Secretary, Houston American Energy Corporation, 801 Travis St., Suite 1425, Houston, Texas 77002.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. A current copy of the code can be found as an exhibit to our Current Report on Form 8-K, dated July 5, 2006 as filed with the SEC on July 6, 2006, located at www.sec.gov. In addition, we intend to post on our website or file under cover of Form 8-K all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, or “Section 16(a)”, requires that directors, executive officers and persons who own more than ten percent of any registered class of a company’s equity securities, or “reporting persons,” file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Reporting persons holding our stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of copies of these reports, and written representations from such reporting persons, we believe that all filings required to be made by reporting persons of our stock were timely filed for the year ended December 31, 2008 in accordance with Section 16(a).

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm

On April 16, 2007, we dismissed Thomas Leger & Co., LLP (“TL&C”) as our independent registered public accounting firm and appointed Malone & Bailey, PC as our independent registered public accounting firm.

For the years ended December 31, 2005 and 2006, TL&C’s reports contained no adverse opinions or any disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2005 and 2006, and through April 16, 2007, there were no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) with TL&C on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to TL&C’s satisfaction, would have caused TL&C to make reference thereto in their reports on our financial statements for such years.

During the years ended December 31, 2005 and 2006, and through April 16, 2007, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) except that TL&C advised us of material weaknesses in our internal control over financial reporting as of December 31, 2005 and December 31, 2006, respectively.

During the years ended December 31, 2005 and 2006, and through April 16, 2007, we did not consult with Malone & Bailey, PC regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

On January 16, 2009, we dismissed Malone & Bailey as our independent registered public accounting firm and appointed GBH CPAs, PC as our independent registered public accounting firm.

For the year ended December 31, 2007, Malone & Bailey’s report contained no adverse opinion or any disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle.

During the year ended December 31, 2007, and through January 16, 2009, there were no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) with Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Malone & Bailey’s satisfaction, would have caused Malone & Bailey to make reference thereto in their report on our financial statements for such year.

During the year ended December 31, 2007, and through January 16, 2009, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) except that Malone & Bailey advised us of material weaknesses in our internal control over financial reporting as of December 31, 2007.

During the year ended December 31, 2007, and through January 16, 2009, we did not consult with GBH CPAs, PC regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Report of Audit Committee

The audit committee is responsible for assessing the information provided by management and our registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reports to the audit committee on any deficiencies found. Our registered public accounting firm was responsible for auditing the financial statements and for reviewing the unaudited interim financial statements.

The audit committee reviewed with our registered public accounting firm the overall scope and plan of the audit. In addition, it met with our registered public accounting firm, with and without management present, to discuss the results of GBH CPAs, PC’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted auditing standards. The audit committee has also received from, and discussed with, our registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The audit committee discussed with GBH CPAs, PC that firm’s independence from management and our company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The audit committee has also considered the compatibility of audit related and tax services with the auditors’ independence.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008 with both management and our registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

By the Audit Committee of the Board of Directors:

John Boylan, Audit Committee Chair

Edwin Broun III, Audit Committee Member

Stephen Hartzell, Audit Committee Member

Independent Registered Public Accounting Firm Fees

The following table summarizes the fees of Malone & Bailey, PC and GBH CPAs, PC, our registered public accounting firm in 2007 and 2008, respectively, billed to us for each of the last two fiscal years:

Fee Category	FY 2008	FY 2007
Audit Fees(1)	$78,335	$84,274
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	6,860	8,299
Total Fees	$85,195	$92,573

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Other fees during fiscal 2008 consisted of $1,740 relating to filing of a registration statement and $5,120 relating to amendment of our annual report on Form 10-K for the fiscal year ended December 31, 2007 and our quarterly report on Form 10-Q for the second quarters of 2008. Other fees during fiscal 2007 consisted of $8,299 related to filing a registration statement.

All fees set forth in the table above were approved by our audit committee.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specific types of services that are expected to be provided by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular services to be provided and is also generally subject to a maximum dollar amount.

The committee’s practice is to consider for approval, at its regularly scheduled quarterly meetings, all audit and non-audit services proposed to be provided by our registered public accounting firm. In situations where a matter cannot wait until the next regularly scheduled committee meeting, the chairman of the committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services or, if in the chairman’s judgment it is considered appropriate, to call a special meeting of the committee for that purpose.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of our annual report and proxy statement will be sent to stockholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: Houston American Energy Corp., 801 Travis St., Suite 1425, Houston, Texas 77002, Attention: Secretary or by calling Houston American Energy at (712) 222-6966. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR THE 2010 ANNUAL MEETING

Any stockholders who wish to submit a proposal, pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy materials for our 2010 annual meeting of stockholders must ensure that it is received by our corporate secretary at our corporate headquarters, which are located at 801 Travis St., Suite 1425, Houston, Texas 77002, no later than December 28, 2009.

Our by-laws also establish an advance notice procedure for stockholders who wish to nominate candidates for election as directors or otherwise propose business for consideration at a stockholders meeting. We must receive a notice regarding stockholder nominations for director or other business at our corporate headquarters not less than 70 days nor more than 90 days prior to the first anniversary of the prior year’s stockholder meeting, provided, however, that in the event we do not publicly announce the date of the applicable annual meeting by mail, press release or otherwise more than 70 days prior to the meeting, we must receive the notice no later than the tenth day following the day on which such announcement of the date of the meeting is made. Any such notice must contain certain specified information concerning the persons to be nominated or proposed business and the stockholder submitting the nomination or business, all as set forth in our by-laws. The presiding officer of the meeting may refuse to acknowledge any director nomination or business not made in compliance with such advance notice requirements. We have not publicly announced the date of the 2009 annual meeting prior to the mailing of this notice and proxy statement. Accordingly, an appropriate notice from a stockholder regarding nominations for director or other business to be acted on at the 2009 annual meeting must be received within ten days of this mailing.

Any stockholders wishing to submit proposals intended to be presented at our 2010 annual meeting of stockholders that are not submitted pursuant to Exchange Act Rule 14a-8 must ensure that they are received by us not later than March 31, 2010 and not earlier than March 11, 2010. The persons designated in the proxy card will be granted discretionary authority with respect to any stockholder proposal not timely submitted to us.

By Order of the Board of Directors,

JOHN TERWILLIGER

Chairman

April 27, 2009

THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

Proxy for Annual Meeting of Shareholders

to be held on June 9, 2009

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John F. Terwilliger and James J. Jacobs, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the “Meeting”) of Houston American Energy Corp., a Delaware corporation (the “Company”), on June 9, 2008, at 10:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present.

(1)	Election of directors:

	☐	FOR ALL NOMINEES LISTED BELOW			☐	WITHHOLD AUTHORITY TO VOTE FOR
		(except as marked to the contrary below)				ALL NOMINEES LISTED BELOW

INSTRUCTION: To withhold authority to vote for any individual nominees, strike a line through the nominee’s name in the list below.

John P. Boylan (Class B Director Nominee)

(2)	Proposal to ratify the appointment of GBH CPAs, PC as the Company’s independent registered public accounting firm

	☐	FOR	☐	AGAINST		☐ ABSTAIN

(3)	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

	☐	GRANT AUTHORITY			☐	WITHHOLD AUTHORITY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT’S NOMINEES FOR DIRECTOR LISTED IN THIS PROXY, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

DATED: , 2009

Signature:

Signature if held jointly:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE